                                                                  Exhibit 10(a)



 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 15 to the Registration Statement (Form N-4 No. 333-145531) pertaining to Lincoln New York Account N for Variable Annuities, and to the use therein of our reports dated (a) March 30, 2012, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) March 30, 2012, with respect to the financial statements of Lincoln New York Account N for Variable Annuities.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 12, 2012